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                                                                    EXHIBIT 99.1

                     IN THE MATTER OF THE SECURITIES ACT,
               R.S.O. 1990, CHAPTER S.5, AS AMENDED (THE "ACT")

                                      AND

                               IN THE MATTER OF
                    AMERICAN TELESOURCE INTERNATIONAL, INC.

                                      AND

                    AMERICAN TELESOURCE INTERNATIONAL INC.

                                    RULING
                              (SUBSECTION 74(1))


     UPON the application of American TeleSource International, Inc., a Delaware corporation ("ATSI Delaware") and American TeleSource International Inc., an Ontario corporation ("ATSI Canada") (collectively "ATSI"), to the Ontario Securities Commission (the "Commission") for a ruling pursuant to subsection 74(1) of the Act that certain first trades in securities of ATSI Delaware issued in connection with a plan of arrangement (the "Arrangement") involving ATSI Canada and its shareholders will not be subject to section 53 of the Act, subject to certain conditions;

     AND UPON considering the application and the recommendation of the staff of the Commission;

     AND UPON it being represented by ATSI to the Commission that:

     1. ATSI Canada is an Ontario corporation which was formed in May 1994 from the amalgamation of two companies.

     2. ATSI Canada is a reporting issuer under the Act, is not in default of any requirements of the Act or the regulations made under the Act and is subject to the reporting requirements of the United States Securities Exchange Act of 1934, as amended.

     3. The common shares of ATSI Canada are quoted on the Canadian Dealing Network ("CDN") and trade on the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the "NASD") in the United States.

     4. ATSI Canada serves primarily as a holding company for its wholly-owned subsidiary, American TeleSource International, Inc., a Texas corporation ("ATSI Texas"). The principal executive offices of ATSI Canada and ATSI
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          Texas are located in San Antonio, Texas and neither ATSI Canada nor
          ATSI Texas carries on any business operations in Canada.

     5. The authorized capital of ATSI Canada consists of an unlimited number of common shares of ("ATSI Canada Shares") and an unlimited number of Preferred Shares, of which 39,203,0987 ATSI Canada Shares and no Preferred Shares were issued and outstanding as at January 27, 1998.

     6. As of January 27, 1998, approximately 89% of the outstanding ATSI Canada Shares are held by approximately 2500 beneficial shareholders with registered addresses in the United States and approximately 7% of the outstanding ATSI Canada Shares are held by shareholders with registered addresses in Ontario.

     7. No person or company beneficially owns more than 8% of the outstanding ATSI Canada Shares.

     8. Approximately 89% of the registered holders of ATSI Canada Shares are resident in Ontario.

     9. For various business and tax reasons, management of ATSI believes that it would be in the best interests of ATSI and its shareholders to change ATSI's domicile from Canada to the United States.

     10. It is proposed to proceed with the Arrangement under the Business Corporations Act (Ontario) (the "OBCA") pursuant to which all of the outstanding ATSI Canada Shares will be transferred to ATSI Delaware, a new Delaware corporation incorporated for the purpose, in exchange for which shareholders of ATSI Canada will receive an equal number of shares of common stock of ATSI Delaware ("ATSI Delaware Shares").

     11. As a result of the Arrangement ATSI Delaware will own all of the outstanding ATSI Canada Shares and the current shareholders of ATSI Canada will become the shareholders of ATSI Delaware.

     12. Before the Arrangement can be effected, it will require approval by the Ontario Court of Justice (General Division), as well as the affirmative vote of not less than two-thirds of the votes cast in respect thereof at a meeting of shareholders of ATSI Canada convened for the purpose.

     13. The issuance of ATSI Delaware Shares in connection with the Arrangement also requires the filing of a Registration statement under the United States Securities Act of 1933.

     14. The proxy statement to be mailed to shareholders will contain prospectus-level disclosure with respect to ATSI Delaware, ATSI Canada and the Arrangement.

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     15.  The NASD has advised that the ATSI Delaware Shares will trade on the
          OTC Bulletin Board Service upon completion of the Arrangement.

     16. Upon completion of the Arrangement the ATSI Canada Shares will cease to be quoted on CDN and ATSI Canada will apply to the Commission for an order deeming it to no longer be a reporting issuer under the Act.

     17. ATSI Delaware has no intention of becoming a reporting issuer under the Act.

     18. First trades of ATSI Delaware Shares by Ontario resident shareholders who receive such shares pursuant to the Arrangement would qualify for the exemption from the prospectus requirements of the Act pursuant to the rule entitled In the Matter of the First Trade in Securities Acquired Pursuant to Certain Exemptions (1997) 20 OSCB 1220, except that:

          a. the number of Ontario residents holding ATSI Delaware Shares immediately after giving effect to the Arrangement will be more than 10% (i.e., 89%) of the total number of holders of ATSI Delaware Shares; and

          b. such first trades may be executed through the services of the OTC Bulletin Board Service operated by the NASD, rather than through a stock exchange or The NASDAQ Stock Market.

     19. ATSI believes that there is no active market for ATSI Canada Shares in Ontario and none is expected to develop for the ATSI Delaware Shares and ATSI does not expect that the number of beneficial holders of ATSI Delaware Shares resident in Ontario will increase following completion of the Arrangement.

     20. Upon completion of the Arrangement, approximately only 7% (and certainly no more than 10%) of outstanding ATSI Delaware Shares will be held by Ontario residents and approximately 89% of outstanding ATSI Delaware Shares will be held by U.S. residents.

     AND UPON the Commission being satisfied that to so rule would not be prejudicial to the public interest;

     IT IS RULED pursuant to subsection 74(1) of the Act that section 53 of the Act shall not apply to a first trade in any ATSI Delaware Shares received by former holders of ATSI Canada Shares in connection with or pursuant to the Arrangement, provided that:

     A. such trade is made in accordance with the rule entitled In the Matter of the First Trade in Securities Acquired Pursuant to Certain Exemptions (1997), 20 OSCB 1220 (the "Rule"), as if each such share was a "Restricted Security" as defined in the Rule, except

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          a.   for the requirement pursuant to paragraph (b) of the Rule that the number of Ontario residents holding ATSI Delaware Shares is not more than 10% of the total number of holders of ATSI Delaware Shares; and

          b. that in addition to the requirement of paragraph (c) of the Rule, such trade may also be executed through the services of the OTC Bulletin Board Service operated by the NASD in the United States; or

     B.   such trade is made in accordance with subsection 72(5) of the Act and section 21 of the Regulation, as if the securities had been issued pursuant to an exemption referred to in subsection 72(5) of the Act.


DATED at Toronto this 18th day of February, 1998.



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HEADNOTE
--------

First trade relief - Arrangement whereby U.S. company acquires all shares of Ontario reporting issuer in exchange for shares of U.S. company. First trades to be made in accordance with the deemed rule In the Matter of the First Trade in Securities Acquired Pursuant to Certain Exemptions, except that, as a direct result of the Arrangement, Ontario residents will constitute much more than 10% (89%) of the total number of shareholders of U.S. company. Ontario residents will hold less than 10% of the shares. There is no market in Ontario for shares of the U.S. company and none is expected to develop.


STATUTES CITED
--------------

Securities Act, R.S.O. 1990, c.S.5, as am., ss 53, 72(5), 74(l).
Business Corporations Act (Ontario), s.182.
United States Securities Exchange Act of 1934.


REGULATIONS CITED
-----------------

Regulation made under the Securities Act, R.R.O. 1990, Reg. 1015, as am., s.21.


RULES CITED
-----------

In the Matter of the First Trade in Securities Acquired Pursuant to Certain Exemptions (1997), 20 OSCB 1220 (effective March 1, 1997).

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